[ERNST & YOUNG LLP letterhead]



EXHIBIT 16.1 to FORM 8-K





May 4, 1995





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 4 of Form 8-K dated May 1, 1995, and signed May 4, 1995, of Cade Industries, Inc. and are in agreement with the statements contained in the first and third paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                   Very truly yours,



                                   /s/ Ernst & Young LLP